EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO PRESENT AT THE OPPENHEIMER 6th ANNUAL INDUSTRIALS CONFERENCE ON SEPTEMBER 26TH

PASADENA, CA – September 7, 2011 - General Finance Corporation, (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage and modular space industries, today announced that President and Chief Executive Officer Ron Valenta and Executive Vice President and Chief Financial Officer Charles Barrantes will present at the Oppenheimer 6th Annual Industrials Conference, to be held September 26 and 27, 2011 at the InterContinental New York Barclay Hotel.

The Company is scheduled to present on Monday, September 26, 2011 at 9:25 a.m. local time, and management’s presentation will be available for download at http://www.generalfinance.com/investor.html on that date.  For more information about the conference please visit http://www.opco.com/conferences/industrials11/index.html.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com)is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited(www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc.(www.pacvan.com), a prominent regional provider of mobile offices, modular buildings, and portable storage and office containers in the United States.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles
310-478-2700 x29
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